UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2024 (December 31, 2023)

HCM Acquisition Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41241	98-1581263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 330
Stamford, CT 06902

(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (203) 930-2200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one Redeemable Warrant	HCMAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	HCMA	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Class A ordinary share at a price of $11.50 per share	HCMAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to the Amended and Restated Business Combination Agreement

On December 31, 2023, HCM Acquisition Corp (the “Company”), entered into an amendment (the “Amendment”) to the Amended and Restated Business Combination Agreement, dated August 2, 2023 (the “A&R BCA”), with MURANO PV, S.A. DE C.V., a Mexican corporation (“Murano”), which provides for (a) the extension of the date by which either party may terminate the A&R BCA from January 25, 2024 to June 30, 2024, (b) the transfer, prior to the effective time of the transactions contemplated thereby, of 1,250,000 of the Company’s class A ordinary shares held by HCM Investor Holdings, LLC (the “Sponsor”) to certain creditors of Murano as set forth in and pursuant to the Sponsor Support Agreement, as amended and described below, (c) the payment of any transaction expenses incurred in connection with the transactions contemplated by the A&R BCA (the “Merger”), as amended by the Amendment, including out-of-pocket fees and expenses paid or payable by the surviving company created by such transactions (“PubCo”), not paid on the closing of the Merger will be paid as may be agreed between the Company and Murano, and (d) the extension of the lock-up period applicable to certain key holders of PubCo until the earliest of (a) two years after the closing of the Merger, (b) the date on which the last sale price of PubCo ordinary shares equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the closing of the Merger, or (c) the date on which PubCo completes a liquidation, merger, share exchange or other similar transaction that results in all public shareholders of PubCo having the right to exchange their ordinary shares for cash, securities or other property.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Amendment to the Sponsor Support Agreement

The Company and the Sponsor, concurrently with the execution and delivery of the Amendment, have entered into an Amendment to the Sponsor Support Agreement (the “SSA Amendment”).  The SSA Amendment amends that certain Sponsor Support Agreement, dated August 2, 2023, by and between the Company and the Sponsor (the “Previous SSA”) and was executed in order to facilitate the amended terms of the A&R BCA set forth in the Amendment.

Pursuant to the SSA Amendment, Sponsor has agreed, among other things, to (a) transfer 1,250,000 of the Company’s class A ordinary shares to certain creditors of Murano provided that each creditor executes and delivers to the Sponsor and the Company a Vendor Participation Agreement in the form attached as Exhibit A to the SSA Amendment, and (b) forfeit all of its warrants to purchase the Company’s class A ordinary shares upon the closing of the Merger.

The foregoing description of the SSA Amendment and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed Merger, Murano has filed with the SEC a Registration Statement, which will include a preliminary proxy statement of the Company and a prospectus. The definitive proxy statement and other relevant documents will be mailed to shareholders of the Company as of a record date to be established for voting on the Merger. Shareholders of the Company and other interested persons are advised to read, when available, the preliminary proxy statement and amendments thereto, and the definitive proxy statement because these documents will contain important information about the Company, Murano, PubCo and the proposed transactions. Shareholders will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus once they are available, without charge, by directing a request to: HCM Acquisition Corp, 100 First Stamford Place, Suite 330, Stamford, CT 06902. These documents, once available, and the Company’s other filings and reports filed with the SEC can also be obtained, without charge, at the SEC’s internet site (http://www.sec.gov).

Participants in the Solicitation

The Company, Murano and PubCo may be considered participants in the solicitation of proxies with respect to the potential transaction described in this communication under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in the Company’s filings with the SEC. Information regarding other persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders  in connection with the potential transaction and a description of their direct and indirect interests will be set forth in the Registration Statement (and will be included in the proxy statement/prospectus) and other relevant documents when they are filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events, including, without limitation, statements regarding the anticipated timing and benefits of the Merger, and the Company’s or Murano’s future financial or operating performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential,” or “continue,” or the negatives of these terms or variations of them or similar terminology. In addition, these forward-looking statements include, without limitation, statements regarding Murano’s and the Company’s expectations with respect to future performance and anticipated financial impacts of the Merger, the satisfaction of the closing conditions to the Merger, and the timing of the completion of the Merger. Such forward-looking statements are subject to risks, uncertainties (some of which are beyond the control of the Company and/or Murano), and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, and the Murano and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, without limitation: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the definitive agreements respecting the Merger; (2) the outcome of any legal proceedings that may be instituted against Murano, the Company, PubCo or others following the announcement of the Merger; (3) the inability to complete the Merger due to the failure to obtain approval of the shareholders of the Company or the SEC’s declaration of the effectiveness of the prospectus/proxy statement to be filed by Murano and the Company or to satisfy other conditions to closing; (4) changes to the proposed structure of the Merger that may be required or appropriate as a result of applicable laws or regulations; (5) the ability of PubCo to meet applicable listing standards following the consummation of the Merger; (6) the risk that the Merger disrupts current plans and operations of the Company as a result of the announcement and consummation of the Merger; (7) the ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, continue developing its properties, maintain relationships with customers and suppliers, and retain its management and key employees; (8) costs related to the Merger and the reorganization described in the A&R BCA, as amended by the Amendment; (9) changes in applicable laws or regulations; (10) the possibility that the Company and/or its related entities may be adversely affected by other economic, business, and/or competitive factors; (11) the impact of the COVID-19 pandemic on the Company’s business and/or the ability of the parties to complete the Merger; and (12) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s prospectus dated January 24, 2022 and filed with the SEC on January 24, 2022 and the Company’s other filings with the SEC, as well as any further risks and uncertainties to be contained in the proxy statement/prospectus filed after the date hereof. In addition, there may be additional risks that neither Murano or the Company presently know, or that Murano or the Company currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except as may be required by law, neither Murano nor the Company undertakes any duty to update these forward-looking statements.

No Offer or Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Amendment to Amended and Restated Business Combination Agreement, dated December 31, 2023.
10.1	Amendment to the Sponsor Support Agreement, dated December 31, 2023, by and among HCM Investor Holdings, LLC, the other holders of HCM Class B Ordinary Shares, and Murano PV, S.A. de C.V.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HCM Acquisition Corp

Date:	January 5, 2024	By:	/s/ James Bond
James Bond Chief Financial Officer